Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-230167 on Form S-8 of our report dated March 2, 2020 relating to the financial statements of Kaleido Biosciences, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 2, 2020